August 31, 2010

For Immediate Release

MUSTANG GEOTHERMAL CORP COMPLETES PURCHASE OF GEOTHERMAL LEASES

August 31, 2010 - Reno, Nevada – Mustang Geothermal Corp (the “Company” or “Mustang”) (OTCBB: URXE) reports that it has completed the purchase of three geothermal leases totalling 9800 acres located in the State of Nevada from Minera Inc. and Minera Cerro El Diablo of Reno, Nevada and Dakota Resource Holdings LLC of Spearfish, South Dakota.

The Geothermal Lease Purchase Agreements provide for the Company to pay a total of 14 million shares of the Company’s common stock per agreements signed August 26, 2010.

As a part of an on-going reorganization of the Company’s business activity, the decision to diversify into the geothermal energy field is aligned with the Company’s long-term strategy to add shareholder value.

About Mustang Geothermal Corp.

Mustang is a geothermal exploration and development company that is in the business of discovering geothermal energy resources and building renewal energy electrical power plants. The Company owns a 100% interest in 15,262 acres of geothermal leases in the State of Nevada. It also owns the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.

For more information please contact:

Richard Bachman
Tel: 775-747-0667
Email: info@mustangeothermal.com
www.mustangeothermal.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

 release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

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